UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive Chicago, Illinois	60606 Zip Code
(Address of principal executive offices)

(312) 696-6000 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on April 6, 2007.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: March 2007

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through March 1, 2007. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Liquidity and Trading Volume

1.              You’re killing investors with this illiquidity. Most of the shares are in the hands of mutual funds and the stock only trades 66,200 [shares per] day. I’m only a small retail investor, but the small float makes this stock too risky to take on a large position. How about a split?

The lack of liquidity in Morningstar’s stock reflects the large percentage of insider ownership. Joe Mansueto, our founder, chairman, and CEO, currently owns approximately 70% of our outstanding shares, and other Morningstar executives also own a smaller portion of the outstanding shares. As a result, the percentage of shares that are freely traded in the market is low. Over time, though, we expect that the liquidity of Morningstar’s shares will improve, especially as Joe and others proceed with their previously announced plans to sell some shares.

We don’t currently have any plans for a stock split. Although a lower stock price might improve perceived trading liquidity (for example, by making it easier for investors to purchase round lots), our focus is on maximizing Morningstar’s long-term intrinsic value. We’d prefer to attract investors who think of themselves as long-term owners of our company instead of short-term traders. We realize that it might be more difficult for investors to build positions in our stock, but we hope investors who hold our shares for the long term will ultimately be rewarded. In addition, a stock split wouldn’t impact the stock’s float in percentage terms, so it’s not clear if it would substantially improve liquidity.

Acquisition of Standard & Poor’s Mutual Fund Data Business

2.              What is the annualized revenue of the business that Morningstar is acquiring from S&P (including the fees S&P will pay Morningstar)?

The McGraw-Hill Companies, which owns Standard & Poor’s, does not publicly disclose the revenue produced by its various business units. After we complete the acquisition of Standard & Poor’s fund data business, we plan to continue our practice of disclosing a total for revenue contributed by all acquisitions in our subsequent earnings releases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: March 2, 2007	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer